As filed with the Securities and Exchange Commission on March 1, 2011.
Registration No. 333-02666
Registration No. 333-36315
Registration No. 333-87175
Registration No. 333-62852
Registration No. 333-62856
Registration No. 333-105520
Registration No. 333-115154
Registration No. 333-132167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-02666
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-36315
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87175
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-62852
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-62856
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105520
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115154
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132167
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-1106167 (I.R.S. Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of Principal Executive Offices)(Zip Code)
The Shaw Group Inc. 1993 Employee Stock Option Plan
The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan
The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan
The Shaw Group Inc. 2001 Employee Incentive Compensation Plan
The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan
(Full Title of the Plan)
John Donofrio, Esq.
Executive Vice President, General Counsel and Corporate Secretary
4171 Essen Lane
Baton Rouge, Louisiana 70809
(225) 932-2500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):
•	Registration Statement on Form S-8 (File No. 333-02666) registering 850,000 shares of The Shaw Group Inc. (the “Company”) common stock, no par value per share (the “Common Stock”) pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan.
•	Registration Statement on Form S-8 (File No. 333-36315) registering 50,000 shares of Common Stock for The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan.
•	Registration Statement on Form S-8 No. 333-87175 registering 1,072,058 additional shares of Common Stock for The Shaw Group Inc. 1993 Employee Stock Option Plan.
•	Registration Statement on Form S-8 No. 333-62852 registering 50,000 additional shares of Common Stock for The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan.
•	Registration Statement on Form S-8 No. 333-62856 registering an aggregate of 3,070,000 shares of Common Stock for The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan.
•	Registration Statement on Form S-8 No. 333-105520 (dated May 23, 2003) registering an additional 1,500,000 shares of Common Stock for The Shaw Group Inc. 2001 Employee Incentive Compensation Plan (registers additional shares — see File No. 333-62856).
•	Registration Statement on Form S-8 No. 333-115154 registering an aggregate of 2,150,000 additional shares of Common Stock for The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan.
•	Registration Statement on Form S-8 No. 333-132167 registering an aggregate of 4,153,000 additional shares of Common Stock for The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan (f/k/a 1996 Non-Employee Director Stock Option Plan).
     The Company is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, as of this 28th day of February, 2011.

THE SHAW GROUP INC.
By:	/s/ John Donofrio
John Donofrio
Executive Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below, by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. M. Bernhard, Jr. J. M. Bernhard, Jr.	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	Feb. 28, 2011

/s/ Brian K. Ferraioli Brian K. Ferraioli	Chief Financial Officer (Principal Financial Officer)	Feb. 28, 2011

/s/ Michael J. Kershaw Michael J. Kershaw	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	Feb. 28, 2011

/s/ Albert D. McAlister Albert D. McAlister	Director	Feb. 24, 2011

/s/ David W. Hoyle David W. Hoyle	Director	Feb. 24, 2011

/s/ James F. Barker James F. Barker	Director	Feb. 24, 2011

/s/ Daniel A. Hoffler Daniel A. Hoffler	Director	Feb. 24, 2011

/s/ Michael J. Mancuso Michael J. Mancuso	Director	Feb. 24, 2011

/s/ Thos. E. Capps Thomas E. Capps	Director	Feb. 24, 2011

/s/ Stephen R. Tritch Stephen R. Tritch	Director	Feb. 24, 2011